Exhibit 10.6
EMPLOYMENT AGREEMENT
     THIS EMPLOYMENT AGREEMENT is made and entered into as of the Execution Date set forth on the signature page hereof, by and between ATS Automation Tooling Systems Inc. (the “Company”) and the undersigned employee (the “Employee”).
     NOW, THEREFORE, in consideration of Employee’s employment and in consideration of the mutual covenants and promises contained in this Agreement, the parties agree as follows:
     1. Employment
     The Company hereby employs Employee on a full time basis, commencing effective as of the Commencement Date of this Agreement set forth on the signature page hereof (“Commencement Date”) and Employee hereby accepts such employment, upon the terms and conditions of this Agreement.
     2. Term
     This Agreement starts on a mutually agreeable date, but no later than June 7, 2006 and shall thereafter continue for an indefinite term subject to the termination provisions as provided in Section 7 below.
     3. Duties
     Employee shall be employed in the position and at its Head Office as set forth on the signature page hereof, reporting to Silvano Ghirardi (the “Manager”). Employee shall undertake and render such services as may from time to time be assigned to him by the Manager. Employee shall devote his full business time to the Company and to its affairs. Employee will at all times conduct himself in accordance with the internal management controls adopted by the Company from time to time and will perform no services, nor enter into any contracts for commercial purposes outside the Company except by written consent of the Manager.
     4. Compensation
     For services rendered by Employee under this Agreement, the Company agrees to pay Employee and Employee agrees to accept an annual base salary in the amount set forth on the signature page hereof (unless otherwise specified in Schedule A – Supplemental Compensation and Benefits Arrangements hereto), which shall be subject to a salary review on an annual basis, less all amounts required by law to be withheld, deducted or collected, payable in accordance with the Company’s payroll policies, as such policies may be changed from time to time. Employee shall be entitled to such other compensation as may be set forth on Schedule A – Supplemental Compensation and Benefits Arrangements.
     5. Benefits
     The Company shall make available to Employee, during the term of employment, employee benefits (such as vacation and insurance) made generally available by the Company to its employees, provided that Employee qualifies for such benefits, plus, if applicable, any other
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or different benefits set forth on Schedule A – Supplemental Compensation and Benefits Arrangements.
     6. Expenses
     The Company shall pay or reimburse Employee for reasonable out-of-pocket expenses required by the Company in connection with the performance of the services provided under this Agreement, upon presentation of appropriate documentation and in compliance with the Company’s expense policies in place from time to time.
     7. Termination of Employment
     Employee’s employment may be terminated as follows, in which event Employee’s compensation and benefits shall terminate except as otherwise provided below:
     (a) By Company Without Cause
     Company may terminate Employee’s employment at any time, with or without Cause (as defined below) or advance notice, subject to the provisions contained herein in cases of termination without cause and to those contained in sub-Sections (e) and (f) below in cases of a Change in Control . If Company terminates Employee’s employment when neither Cause nor permanent disability exists, Company shall be obligated to continue to pay to Employee Employee’s then-current base monthly salary as provided in Section 4 and provide the benefits pursuant to Section 5, but not any other compensation or supplemental benefits provided pursuant to Schedule A – Supplemental Compensation and Benefits Arrangements, for a period equal to the Notice Period (as hereinafter defined), on regular payroll days subject to normal payroll deductions, subject, however to the Employee complying with the provisions of this Agreement during such Notice Period, including without limitation the provisions of Sections 8 (Confidentiality), 9 (Return Of Confidential Records), 10 (Assignment Of Inventions), 11 (Noncompetition), and 12 (Non-Solicitation). The “Notice Period” provided in this Sub-Section (a) shall be a period equal to one month for each full year of service the Employee has with the Company as of the date of termination, subject to a minimum Notice Period of twelve months and a maximum Notice Period of eighteen months regardless of age or length of service. The Notice Period provided herein is intended to be inclusive of all other notice of termination or severance entitlements to which the Employee may be entitled.
     (b) By Company for Cause
     Company may terminate Employee’s employment for Cause. Following the notice and opportunity to cure (if cure is not made), or immediately if notice and opportunity to cure are not required, Company may terminate Employee’s employment for cause by giving written notice of termination. The notice may take effect immediately or at such later date as Company may designate, provided that Employee may accelerate the termination date by giving five business days’ written notice of the acceleration. Upon termination of employment for Cause, Company shall pay Employee’s base salary and benefits through the effective date of termination.
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     (c) Definition of “Cause”
     For purposes of this Agreement “Cause” means and is limited to (i) willful and continued failure by Employee to substantially perform his duties provided herein after a written demand for substantial performance delivered to Employee by the Company, which demand identifies with reasonable specificity the manner in which Employee has not substantially performed his duties, and Employee’s failure to comply with such demand within a reasonable time; (ii) the engaging by Employee in gross misconduct or gross negligence materially injurious to the company; (iii) the commission of any act in direct competition with or materially detrimental to the best interests of the Company; or (iv) Employee’s conviction of having committed a crime.
     (d) By Employee
     Employee may terminate Employee’s employment at any time by giving 30 days’ advance written notice of termination, provided that Company may accelerate the termination date by giving written notice of the acceleration. Upon termination of employment by employee, Company shall pay Employee’s base salary and benefits through the effective date of termination.
     (e) By Company or Employee upon Change of Control
     Company or Employee may terminate Employee’s employment for any reason, within 3 months of a Change of Control in which case the Company shall be obligated to continue to pay to Employee Employee’s then-current base monthly salary as provided in Section 4 and provide the benefits pursuant to Section 5, but not any other compensation or supplemental benefits provided pursuant to Schedule A – Supplemental Compensation and Benefits Arrangements, for a period of eighteen (18) months, on regular payroll days subject to normal payroll deductions, subject, however to the Employee complying with the provisions of this Agreement during such Notice Period, including without limitation the provisions of Sections 8 (Confidentiality), 9 (Return Of Confidential Records), 10 (Assignment Of Inventions), 11 (Noncompetition), and 12 (Non-Solicitation.
     (f) Definition of Change of Control
     A “Change of Control” shall be deemed to have occurred if (i) any person becomes, together with any other person acting jointly or in concert with the person, the holder or beneficial owner, directly or indirectly, of securities of the Company to which are attached in excess of 50% of the votes attaching to all outstanding voting securities of the Company; (ii) during any eighteen month period after January 1, 2007, individuals who at the beginning of such period constitute the Board, including for this purpose any new director whose election resulted from a vacancy on the Board caused by the death or disability of a director and was approved by a vote of at least two-thirds of the directors then still in office, cease for any reason to constitute a majority thereof; (iii) the Company consummates a merger, amalgamation, plan of arrangement or consolidation of the Company or other similar transaction with or into another corporation (a “Reorganization”), the result of which is that the shareholders of the Company at the time of the execution of the agreement relating to the Reorganization own less than 50% of the
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total equity of the Company, the corporation surviving or resulting from the Reorganization or any corporation owning, directly or indirectly, 100% of the total equity of such surviving or resulting corporation; (iv) the sale in one or a series of transactions of all or substantially all of the assets of the Company; or (v) the sale in one or a series of transactions of all or substantially all of the solar assets owned directly or indirectly by ATS Automation Tooling Systems Inc. provided, for greater certainty, a Change of Control shall not be deemed to have occurred in relation to: (i) any share transfer, reorganization, asset transfer, or similar transaction, undertaken in one or a series of transactions, involving the Company and/or any of its present or future affiliates; (ii) the completion of a treasury offering of securities in the Company or an affiliate of the Company; (iii) the sale, by ATS Automation Tooling Systems Inc. or one of its affiliates, of shares in New Solar Co. (as defined in Section 17(e)) in conjunction with a public offering of securities.
     (g) Death
     Employee’s employment shall terminate automatically upon Employee’s death.
     (h) Permanent Disability
     Company may terminate Employee’s employment immediately if Employee becomes permanently disabled. For purposes of this Agreement, Employee will be considered “permanently disabled” if, for a continuous period of 180 days or more, Employee has been unable to perform the essential functions of the job (even with reasonable accommodation) because of one or more mental or physical illnesses and/or disabilities. Upon termination of employment by employee, Company shall pay Employee’s base salary and benefits through the effective date of termination.
     8. Confidentiality
     Employee agrees not to knowingly, directly or indirectly, use, or disclose or make available for use to anyone other than the Company, its affiliates, or their agents, any Confidential Information (as defined below) known to Employee as a result of his relationship with the Company, except as required in Employee’s performance of services for the Company or as authorized in writing by the Company. “Confidential Information” means, but is not limited to, all designs, software, hardware, firmware, manuals, drawings, trade secrets, calculations, formulas, algorithms, research, specifications, current or prospective customer lists, supplier lists, costs, marketing materials, business and financial records, pricing or sales policies, development plans, marketing strategies, and all other information belonging to the Company, or its affiliates or that the Company or its affiliates have from its customers or suppliers and do not have the right to disclose, related to the business or prospective business of the Company or its affiliates. Confidential Information does not include information that is (i) generally or readily available to the public; (ii) publicly known or becomes publicly known through no fault of Employee; or (iii) received from a third party without violation of a nondisclosure obligation.
     9. Return of Confidential Records
     All forms of information and all physical property made or compiled by Employee prior
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to or during the term of employment pursuant to this Agreement containing or relating in any way to Confidential Information shall be the Company’s exclusive property. All such materials and any copies thereof shall be held by Employee in trust solely for the benefit of the Company and shall be delivered to the Company upon expiration of this Agreement or earlier termination of Employee’s employment with the Company, or at any other time upon the Company’s request.
     10. Assignment of Inventions
     (a) The Company’s Exclusive Property
     All of Employee’s interest, rights, and claim of ownership in any and all Confidential Information, inventions, discoveries, improvements, suggestions, proposals, and ideas (collectively, “Inventions,” whether patentable or not) Employee has made or shall make during the period of Employee’s employment with the Company, whether made solely by Employee or jointly with others, and whether or not made during working hours, which relate or are applicable, directly or indirectly, to any phase of the Company’s business on its relationships with its customers or suppliers, including, but not limited to, the Company’s actual or anticipated research or development or the actual or anticipated research or development of the Company’s customers or suppliers to which the Company has access, shall, as between the Employee and the Company, be the exclusive property of the Company, its successors, assignees or nominees.
     (b) Disclosure and Assistance
     Employee will disclose Inventions to the Company promptly and in writing. When requested, and at the Company’s expense, Employee will assist the Company or its designee in efforts to protect such Inventions, including, without limitation, by taking any of the following actions: (i) making patent application(s) on any Invention specified by the Company in such jurisdictions as determined by the Company; (ii) executing documents of assignment to the Company or its designee of all Employee’s right, title and interest in and to any Invention, any patent applications relating thereto, and any patents granted thereon; and (iii) from time to time, at the request of the Company, executing all instruments and rendering all such assistance as may reasonably be required in order to protect the rights of the Company or its designee and to vest in the Company or its designee all rights to any Invention, patent application and patents.
     (c) Company’s Discretion
     Employee understands and agrees that Company or its designee will determine, in its sole and absolute discretion, whether and to what extent applications will be filed for patents on any Invention which is the exclusive property of the Company and whether any such application will be abandoned prior to issuance of a patent.
     (d) Prior Inventions
     Employee has attached as Schedule B – Prior Inventions a list of all Inventions, patent applications and patents made or conceived by him prior to the Effective Date,
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which are subject to prior agreements or which Employee desires to exclude from this Agreement. If no such list is attached, Employee hereby represents and warrants that there are no such Inventions patent applications or patents.
     11. Noncompetition Agreement
     During the term of Employee’s employment by the Company and for a period of twelve (12) months thereafter, Employee agrees that he will not directly or indirectly, whether as employee, officer, director, independent contractor, consultant, advisor, financing source, agent, stockholder, partner, member or otherwise, engage or assist others to engage in or have any interest in any business which competes with the Company within the geographic region of
     Worldwide (the “Non-Compete Region”), unless released in advance from such obligation in writing by the Company; provided, however, that nothing herein shall prevent the purchase or ownership by Employee of shares which constitute less than 1% of the outstanding equity securities of a publicly held corporation, if Employee has no other relationship with such corporation. Employee acknowledges that he will be responsible for operations that currently include the Non-Compete Region and the corresponding scope for the non-competition covenant provided in this Section 11, which Employee agrees is reasonable and necessary in light of the legitimate interests of the Company and the compensation provided in this Agreement.
     12. Non-Solicitation Covenant
     During the term of Employee’s employment by the Company and for a period of one (1) years thereafter, Employee agrees that he will not directly or indirectly (i) solicit, divert, take away or attempt to solicit, divert or take away any customers, clients or other parties who are currently doing business with the Company or have had business dealings with the Company during the immediately preceding two (2) year period; or (ii) endeavor to entice away from the Company any of the employees of the Company.
EMPLOYEE ACKNOWLEDGES THAT THE COVENANTS SET FORTH IN THIS AGREEMENT IN SECTIONS 8 (CONFIDENTIALITY), 9 (RETURN OF CONFIDENTIAL RECORDS), 10 (ASSIGNMENT OF INVENTIONS), 11 (NONCOMPETITION), AND 12 (NON-SOLICITATION) DO NOT IMPOSE UNREASONABLE RESTRICTIONS OR WORK A HARDSHIP ON EMPLOYEE, ARE ESSENTIAL TO THE WILLINGNESS OF COMPANY TO HIRE, TRAIN AND EXPOSE EMPLOYEE TO THE COMPANY’S CONFIDENTIAL INFORMATION, ARE NECESSARY AND FUNDAMENTAL TO THE PROTECTION OF THE COMPANY’S BUSINESS, AND ARE REASONABLE AS TO SCOPE, DURATION, AND TERRITORY.
     13. No Conflicting Agreements
     Employee represents and warrants to the Company that (i) the performance of the obligations under this Agreement will not breach any agreement to keep in confidence proprietary information acquired by Employee in confidence or in trust prior to the date of this Agreement; (ii) Employee has not brought and will not bring to the Company or use in the performance of his responsibilities at the Company any proprietary information or trade secret
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information belonging to any previous employer or other third party, unless Employee has obtained written authorization to do so and delivered such authorization to the Company; and (iii) Employee is not a party to, and will not enter into during the term of this Agreement, any agreement, either written or oral, that conflicts with this Agreement or limits Employee’s ability to carry out his obligations under this Agreement. Employee agrees to indemnify Company and to hold it harmless against any and all liabilities or claims arising out of any unauthorized act or acts by Employee which, the foregoing representation and warranty to the contrary notwithstanding, shall be in violation or shall constitute a breach of any such commitment, arrangement or understanding.
     14. Additional Covenants
     Employee acknowledges that his employment may be subject to additional policies, procedures, and agreements adopted by the Company from time to time, including the Company’s Code of Business Conduct, Insider Trading Policy, and Employee Confidentiality, Non-Disclosure, and Inventions Agreement. Employee agrees to acknowledge and/or sign such policies, procedures, and/or agreements as may be reasonably required by the Company from time to time. In the event that the terms of any further policies, procedures, or agreements adopted by the Company address matters already addressed, either wholly or partially, within this Agreement, those provisions which afford the Company the greatest protection or benefit shall be deemed to be the governing provisions. The parties expressly confirm that this section 14 shall not apply to any policy, procedure or agreement subsequently adopted by the Company which would have the effect of amending or altering the base salary or termination entitlement of the Employee under this Agreement unless expressly agreed to by the Employee in writing.
     15. Remedies
     (a) Equitable Relief
     Employee acknowledges that he has knowledge, skill and ability of a special and unique value. This value will continue to be enhanced as a result of the employment under this Agreement, and the monetary value of the loss of such knowledge, skill and ability to the Company may not adequately compensate the Company. Employee therefore agrees that the Company shall have the right, in addition to any other rights which the Company may have, to enjoin Employee by appropriate proceedings for an injunction from engaging in any act or omission with respect to any breach of this Agreement by Employee or to obtain other equitable relief with respect to any breach of this Agreement by Employee. Employee further agrees that all restrictions imposed upon Employee under this Agreement during and after the term of this Agreement are reasonable and valid.
     (b) Other Remedies
     In the event of any breach by Employee of any of the provisions of this Agreement, in addition to the remedies set forth in this Agreement, the Company shall be entitled to pursue any other remedies available in law or equity.
     16. Further Agreements
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     Employee shall, at the request of the Company, execute and deliver to the Company such agreements related to the confidentiality of the Company’s technology and other proprietary rights or assigning to the Company any inventions developed by Employee for the Company or using resources, as the Company may reasonably request from time to time.
     17. General
     (a) Governing Law/Jurisdiction/Venue
     This Agreement shall be governed by, construed and enforced in accordance with the laws of the Province of Ontario, excluding choice of law provisions. Jurisdiction over and venue of any suit arising out of or related to this Agreement or any issue related to the employment of Employee shall be exclusively in the courts of the Province of Ontario.
     (b) Notices
     Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and personally delivered, or mailed by registered or certified mail, return receipt requested, to a party at the address or number set forth for the party below, or to such other address as may be designated from time to time by written notice; the notice shall be deemed given on the date of personal delivery or the date set forth on the return receipt.
     (c) Attorneys’ Fees
     If any suit, action or other proceeding of any nature (including any contested matter or adversary proceeding under the Bankruptcy Code) is instituted in connection with any controversy arising out of this Agreement or related to the employment of Employee, or to interpret or enforce any rights hereunder, the prevailing party shall be entitled to recover reasonable fees of attorneys, paralegals, accountants and other experts, and all other fees, costs and expenses actually incurred in connection therewith, as determined by the judge at trial or on appeal or review, in addition to all other amounts provided by law.
     (d) Amendments and Waivers
     This Agreement may not be amended or otherwise modified, except in a writing executed by both parties. No provision of this Agreement may be waived except in a writing executed by the party waiving such provision, and no waiver of breach shall constitute a subsequent waiver of the same or another breach.
     (e) Benefit and Assignment
     This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Neither this Agreement nor the rights or duties of either party may be assigned by either party without the prior written consent of the other party, except that in the discretion of the Company the Company may assign, temporarily or permanently and without Employee’s consent, its rights and obligations under this
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Agreement to a successor of the Company or to “New Solar Co.” as defined herein.
     The parties confirm that “Photowatt Technologies” currently consists of a number of different and segregated entities and operations, which are either directly or indirectly controlled and majority owned by the Company, including: (i) Photowatt International S.A.S., based in France; (ii) Matrix Solar Technologies Inc., based in the United States; (iii) Spheral Solar Power Inc. an Ontario company holding certain intellectual property relating to “Spheral Solar” technology; and (iv) an operating division of the Company, Spheral Solar Power Division (recently renamed “Photowatt Technologies”), located in Cambridge. It is the intention of the Company to combine these various businesses under a single legal entity, or as separate divisions under a single legal entity, at some point in the future, which resulting entity shall be referred to herein as “New Solar Co.”. In connection with such re-organization, the employment of the Employee and this Employment Agreement shall be assigned by the Company to New Solar Co. or an affiliate thereof and such assignment will not be construed as a termination of employment for any purpose including the termination provisions of this Agreement. The parties also confirm that such assignment may involve a reorganization of the Board, which shall not be construed as a material variation to the terms of the Employee’s employment nor a Change of Control. In the case of such assignment or transfer of this Employment Agreement to New Solar Co., all references to “Company” herein shall be deemed to be changed to “New Solar Co.” as the context requires.
     (f) Entire Agreement
     This Agreement and all other agreements and exhibits referenced herein constitute the entire understanding and agreement among the parties, supersede any and all prior agreements, arrangements and understandings with respect to the subject matter of this Agreement and there are no other agreements, understandings, restrictions, representations or warranties among the parties with respect to the subject matter of this Agreement other than those set forth or provided for herein.
     (g) Severability
     If any provision of this Agreement shall be held invalid, illegal or unenforceable in any jurisdiction for any reason, including, without limitation, the duration of the noncompetition provision, its scope or the extent of the activities prohibited or required by it, then, to the full extent permitted by law (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intent of the parties hereto as nearly as may be possible; (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision hereof; and (c) any court having jurisdiction shall have the power to reform such provision to the extent necessary for such provision to be enforceable under applicable law.
     (h) Survival of Undertakings
     The provisions of Sections 8, 9, 10, 11 and 12, the general provisions of Section 15, any post-termination covenants contained in Schedule A – Supplemental
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Compensation and Benefits Arrangements, and this Section 17 shall survive the termination of Employee’s employment with the Company irrespective of the reasons therefor. Employee acknowledges and agrees that the restrictions imposed upon Employee by Sections 8, 9, 10, 11 and 12, and the purpose of such restrictions are reasonable and are designed to protect the Confidential Information and the continued success of the Company without unduly restricting Employee’s future employment by others.
     (i) Counsel
     BY EXECUTING THIS AGREEMENT, EMPLOYEE ACKNOWLEDGES HE HAS CAREFULLY READ THE TERMS OF THIS AGREEMENT AND HAS HAD THE OPPORTUNITY TO BE ADVISED BY LEGAL COUNSEL OF HIS CHOICE. EMPLOYEE HAS OBTAINED LEGAL ADVICE FROM COUNSEL OF HIS CHOOSING.

Execution Date:

Commencement Date:	Mutually agreeable date, no later June 7, 2006

Employee:	David L. Adams

Position:	Chief Financial Officer of Photowatt Technologies

Annual Salary:	$250,000

THE PARTIES ACKNOWLEDGE THAT THE EXECUTION DATE LISTED ABOVE IS ON OR BEFORE THE FIRST DAY OF EMPLOYMENT OF EMPLOYEE BY THE COMPANY

COMPANY:		ATS AUTOMATION TOOLING SYSTEMS INC.

	By:	/s/ SILVANO GHIRARDI

Silvano Ghirardi

	Address:	25 Reuter Drive

Cambridge, Ontario

N3E 1A9

EMPLOYEE:		/s/ DAVID ADAMS

	Name:	David L. Adams

	Address:	317 Pinetree Crescent

Beaconsfield, Quebec H9W 5E2

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Schedule A – Supplemental Compensation and Benefits Arrangements
Bonus Entitlements:
Subject to such changes to this Section as may be made from time to time by the Board of Directors of the Company, bonus compensation shall include a target bonus amount equal to 40% of base compensation and subject to a maximum bonus amount equal to 80% of base compensation and a minimum bonus amount equal to 0% of base compensation. All calculations shall be determined by the Company’s internal or independent accountants and shall be approved by the Board of Directors, which determination shall be final and binding on Employee.
Stock Options:
Subject to the establishment of New Solar Co., and to board approval of the terms of its stock option plan and the terms of grant thereunder, you will be recommended for a grant of stock options in New Solar Co. having an aggregate value equal to two times your base annual salary. In calculating such aggregate value, the value of stock options shall be determined by the Company in its sole discretion using the Black Scholes option pricing model (or other Canadian GAAP recognized option pricing methodology) and the fair value of the underlying shares will be determined by the Company in its sole discretion using the appraised value of New Solar Co. supported by a Deloitte and Touche valuation undertaken by the Company (the “Appraised Value”). This grant will be made at a date to be determined by the Board, which shall be prior to the planned public offering of shares in New Solar Co. Such grant of options will be evidenced by an option agreement between New Solar Co. and the Employee in a form contemplated by the stock option plan of New Solar Co. and agreed to by the parties.
In the event that the Company determines to grant to the Employee restricted share units in lieu of all or part of the grant of options referred to in the preceding paragraph, any such grant of restricted share units shall be on terms mutually agreed to by the Company and the Employee.
At the sole discretion of the Board and subject to the establishment of New Solar Co., the terms of its stock option and/or restricted share unit plans, and the terms of grants thereunder, the Employee shall be eligible to participate in such stock option plan and/or restricted share unit plan through the future grant of stock options and/or restricted share units to the Employee from time to time during the term of his employment and determined by reference to such factors as the Board considers appropriate including an analysis of compensation for the Employee’s position at comparable businesses, the performance of the Company and the performance of the Employee.
In the event that a Change of Control occurs subsequent to a public offering of securities of New Solar Co. and the employment of the Employee is terminated by the Company or the Employee resigns, in either case within 3 months from the date of the Change of Control, the options granted hereunder will accelerate and become fully vested.
In the event that a Change of Control occurs prior to a public offering of securities of New Solar Co. and the employment of the Employee is terminated by the Company or the Employee resigns, in either case within 3 months from the date of the Change of Control, 50% of the options granted hereunder will accelerate and become fully vested. Should such Change of Control occur prior to the establishment of New Solar Co. or the grant being awarded to Employee by New Solar Co., and provided the previous sentence would have resulted in acceleration of 50% of the options had New Solar Co. been established and the grant been awarded prior to the Change of Control, 50% of the options will be deemed to have been granted (“Options Deemed Granted”) in accordance with the foregoing stock option terms, provided that the Options Deemed Granted would immediately accelerate and vest and further provided that in the event such Change of Control consists of the sale in one or a series of transactions of all or substantially all of the solar assets and/or shares owned directly or indirectly by ATS Automation Tooling Systems Inc., the Employee shall receive within 3 business days of completion of such Change of Control, in lieu of any entitlement to the options contemplated by this Schedule A, an amount in cash equal to the product of (A) a fraction, the numerator of which is the excess, if any, of the aggregate purchase price for the assets and/or shares pursuant to such sale transaction over the Appraised Value and the denominator of which is the Appraised Value and (B) the aggregate exercise price of the Options Deemed Granted.
Vacation:
You will be eligible to receive 4 weeks paid vacation.
Relocation:
Normal and customary relocation expenses will be covered per our corporate policy and guidelines including payment of real estate fees, legal fees and moving costs to a maximum of $55,000 Cdn.
Car allowance:
You will be eligible to receive a car allowance of $ 9,880.00 p.a.
Temporary Accommodations Allowance:
Company will pay a supplemental benefit of $2,000 per month to defray temporary living expenses until the earlier of the date that permanent housing is established by Employee and June 30, 2007.Employee shall provide prompt notice of establishment of permanent housing. Reasonable travel expenses between Montreal and Cambridge shall be reimbursed to Employee by Company.